CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 4, 2002, relating to the financial statements and financial highlights which appears in the January 31, 2002 Annual Report to Shareholders of New Jersey Daily Municipal Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements", in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
May 30, 2002